Exhibit 99.2

FOR IMMEDIATE RELEASE  -

VillageEDOCS Completes $800,000 Private Placement

TUSTIN, California - April 19, 2005 - VillageEDOCS (OTCBB: VEDO) today announced its relationship with Barron Partners LP, a private investment partnership.  This initial funding has been used for the acquisition of Resolutions and additional provisions in our relationship will enable us to continue our acquisition strategy.

VillageEDOCS delivers Business Information Delivery services and solutions through its MessageVision, Tailored Business Systems and Resolutions subsidiaries. Proceeds from the private placement will be used for acquisition purposes. For more detailed information on the financing referred to in this release, we incorporate by reference the Company's Form 8-K filed with the Securities and Exchange Commission on April 19, 2005 and related exhibits thereto.

"We appreciate the recognition by Barron of the value and opportunity that we have been able to create at VillageEDOCS," said Mason Conner, President and CEO.  "This relationship strengthens our capacity to grow both organically and through acquisitions.  The ability to acquire financially sound companies that expand the breadth of our Business Information Delivery suite of solutions, client list, and strategic core strengths is tremendous."

VillageEDOCS provides Business Information Delivery Service solutions that capture client data from enterprise applications, shape it into useful information, and deliver it through efficient and secure channels.  Our clients benefit by improved communication with their trading partners, cost reduction and maximizing profits through stronger business relationships, quality assurance, and competitive advantage.

Targeted applications are those with repetitive attributes such as order processing, invoicing, procurement, customer support, just in time manufacturing, and HIPPA compliant medical information.  Our goal is to enable business enterprises to realize all the business and financial advantages of effective intelligent information delivery of vital business information.

VillageEDOCS offers solutions for clients the areas of Operations, Manufacturing, Sales, Customer Communication, Supply Chain Management and Finance & Accounting.  We are able to provide a combination of service and customer premise solutions or a pure ASP solution. Our solutions accommodate high volumes of paper-based and multi-channel electronic communication.

About VillageEDOCS

VillageEDOCS, through our MessageVision subsidiary, is a leading provider of comprehensive business-to-business business information delivery services and products for organizations with mission-critical needs, including major corporations, government agencies and non-profit organizations.  Through our Tailored Business Systems subsidiary, we provide accounting and billing solutions for county and local governments.  Through our Resolutions subsidiary, we provide products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, and document archiving.  For further information, visit our website at www.villageedocs.com.

Contact Information: Michael Richard  Phone: 714.734.1030, Fax: 714.734.1040, email: info@villageEDOCS.com, Corporate Website: www.villageedocs.com

Cautionary Statement Regarding Forward-Looking Information

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements represent the Company's plans, intentions, expectations and belief and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected or expressed herein.  These include uncertainties in the market, competition, legal, regulatory initiatives, success of marketing efforts, availability, terms and deployment of capital, and other risks detailed in the Company's SEC reports, of which many are beyond the control of the Company.  The Company assumes no obligation to update or alter the information in this news release.  Investors are cautioned not to put undue reliance on any forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act.